Q HOLDINGS, INC.
EMPLOYMENT & PROPRIETARY RIGHTS AGREEMENT

THIS AGREEMENT is made and entered into by and between Q Holdings, Inc. (the “Company”), and Steven J. Borst (the “Employee”), and will become effective on October 13, 2011.  Employee also has entered into an employment agreement with Q Therapeutics, Inc., (“Q Therapeutics Agreement”) and if there are any inconsistencies or omissions between this Agreement and the Q Therapeutics Agreement, the terms of the Q Therapeutics agreement shall prevail.

In consideration of the undersigned’s employment or continued employment, and compensation, and other good and valuable consideration and the mutual covenants contained herein, the parties agree as follows:

1.
At-Will Employment.  Company employs Employee on an at-will basis, which means that either Employee or the Company can terminate the employment relationship at any time for any reason, with or without notice or cause.  Employee’s employment with the Company is not for any particular period of time.  Employee’s at-will employment with the Company may not be modified or changed in any way, except through a new written employment agreement signed by an Executive Officer of the Company and Employee.

2.	Compensation. Employee shall receive compensation and benefits as determined by Company from time to time, at Company Board of Directors’ discretion..

3.
Duties.  Employee shall serve as Chief Financial Officer and Vice President of Corporate Development.  He shall at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company.  Employee shall not directly or indirectly, in any manner or in any capacity, engage in any outside business endeavor of any kind, inside of the Company’s field of endeavor, without the Company’s express written approval, signed by an Executive Officer of the Company.  The Company’s “field of endeavor” is herein defined as the development of stem cell diagnostics and stem cell or small molecule therapeutics for central nervous system disorders.

Q Holdings Employment & Proprietary Rights Agreement

4.	Prior Inventions.

(a)
Inventions, original works of authorship, developments, improvements and trade secrets (collectively referred to as “Prior Inventions”) if any, patented or unpatented, within the Company’s field of endeavor that Employee made prior to the commencement of Employee’s employment with the Company or with Q Therapeutics are excluded from the scope of this Agreement.  To preclude any possible uncertainty, Employee has set forth on Exhibit A attached hereto a complete list of all Prior Inventions within the Company’s field of endeavor that Employee had, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to commencement of Employee’s employment with the Company or Q Therapeutics, that Employee considers to be Employee’s property or the property of third parties and that Employee wishes to have excluded from the scope of this Agreement.  If disclosure of any such Invention on Exhibit A would cause Employee to violate any prior confidentiality agreement, Employee understands that Employee is not to describe such Inventions in Exhibit A; instead, Employee shall provide on Exhibit A, the general area of each such invention and whether or not patent applications have been filed for such inventions.

(b)
If in the course of Employee’s employment with the Company, Employee incorporates into a Company product, process or machine any Prior Invention owned by Employee, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine

5.
Maintenance of Records: Employee agrees to promptly record and to keep and maintain adequate and current written records of all Inventions within the Company’s field of endeavor made by Employee (solely or jointly with others) during the term of Employee’s employment with the Company.  The records will be in the form of laboratory notebooks, notes, sketches, drawings, memoranda, invention disclosure forms and any other format, and shall be witnessed by a non-inventor who is familiar with and understands the Invention.  The records will be available to and remain the sole property of the Company at all times.

6.	Non-Disclosure of Confidential Information.

(a)
Employee acknowledges that Employee’s relationship with the Company is one of high trust and confidence and that in the course of Employee’s service to the Company, Employee will have access to and contact with Confidential Information (as defined below). Employee agrees that Employee will not, during the course of Employee’s employment with the Company or at any time thereafter, disclose to others, or use for Employee’s benefit or the benefit of others, any Confidential Information, except to the extent that such disclosure or use is directly related to, and required by, Employee’s performance of duties assigned to Employee by the Company.  Employee shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft, including confirming that appropriate agreements to protect the Confidential Information are in place.  Employee agrees that Employee’s obligation not to disclose or use Confidential Information of the Company set forth in this Section 6(a) also extends to confidential information, know-how, records and tangible property of others doing business with the Company, including suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Employee in the course of the Company's business.

Q Holdings Employment & Proprietary Rights Agreement

b)
"Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by or for the Company in connection with its business, including but not limited to: (i) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice; (ii) customers and customer lists; (iii) copyrightable works; (iv) all technology, trade secrets, know-how and proprietary information; (v) products or services; (vi) fees, costs and pricing structures; (vii) designs; (viii) analysis; (xix) drawings, photographs and reports; (x) computer software, including, without limitation, operating systems, applications and program listings; (xi) flow charts, manuals and documentation; (xii) databases; (xiii) accounting and business methods; and (xiv) all similar and related information in whatever form.  Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Employee proposes to disclose or use such information.  Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

7.	Non-competition; Non-Solicitation.

(a)
Employee acknowledges that, in the course of Employee’s work for the Company, Employee will become familiar with the Company’s trade secrets and with other Confidential Information and that Employee’s services are of a special, unique and extraordinary value to the Company. Due to Employee’s access to Company’s Confidential Information and Employee’s integral participation in the business of Company, Employee is in a position to compete unfairly with Company.  Company would not employ or continue to employ Employee but for this covenant not to compete.

(b)
The Parties expressly agree and acknowledge that Confidential Information is a significant asset of Company, that this covenant not to compete is of the essence of this Agreement, and that this covenant not to compete is necessary to protect the business of Company.  The Parties further agree that the potential damage to the business of Company in the event of Employee’s breach of this covenant not to compete would be substantial.  As a result, Employee acknowledges the necessity for this covenant not to compete.

Q Holdings Employment & Proprietary Rights Agreement

(c)
Except with the express written consent of Company, which consent may be granted or withheld in Company’s sole discretion, Employee agrees that, during the time Employee is employed or engaged by the Company and for one (1) year thereafter (the "Noncompete Period"), Employee shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, work for, or in any manner engage in (including by Employee’s self or in association with any person, firm, or academic institution, corporate or other business organization or through any entity), any business (or any unit, division or part thereof), substantially all of the business of which is conducted in the Company’s field of endeavor.

(d)
Except with the express written consent of Company, which consent may be granted or withheld in Company’s sole discretion, during the Noncompete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, including without limitation, by inducing or attempting to induce any employee or group of employees to interfere with the business or operations of the Company, (ii) hire any person who was an employee of the Company at any time during the Employee’s employment or engagement period, or (iii) induce or attempt to induce any collaborator, consultant, clinical investigator, customer, supplier, distributor, franchisee, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company.

(e)
As used above in Sections 7 (c) and (d) the term “indirectly solicit” includes, but is not limited to, providing names of employees of the Company, information about employees of the Company, providing Company’s proprietary information to another individual, or entity, and allowing the use of Employee’s name by any company (or any employees of any other company) other than the Company, in the solicitation of the business of Company’s customers.

(f)
This covenant not to compete shall be enforceable anywhere in the world where Company does business or is otherwise in competition with others, including competition to discover and develop potential products in its area of business endeavor.

Q Holdings Employment & Proprietary Rights Agreement

(g)
If the foregoing covenant not to compete shall be held to be invalid or unenforceable in any particular jurisdiction or circumstance, such provision shall be enforceable to the fullest possible extent within such jurisdiction or under such circumstance and shall be enforceable in all other jurisdictions and circumstances and the remaining provisions of this Agreement shall continue to be valid and enforceable as though invalid or unenforceable parts had not been included, or had been appropriately reduce in scope or validity, therein.

8.	Intellectual Property Assignment.

(a)
Employee agrees that all inventions, designs, new developments, devices, products, methods, processes, techniques, formulas, compositions, projects, plans, research data, financial data, personnel data, computer programs, software, customer and supplier lists (whether or not any of the foregoing is patentable or reduced to practice or in writing or comprising Confidential Information), any works of authorship (whether or not copyrightable work and whether or not comprising Confidential Information) or any other form of Confidential Information (collectively, the “Intellectual Property”) that (i) results from work performed by Employee for the Company; or (ii) relates to the Company’s business as now or as presently or during the term of this Agreement are proposed to be conducted shall be and are the exclusive property of the Company.

(b)
Employee agrees that all Intellectual Property within the Company’s field of endeavor, whether created, conceived or reduced to practice by Employee or by others, during Employee’s employment or engagement by the Company (and, if based on or related to any Confidential Information, within one (1) year after the termination of such employment or engagement), whether or not during normal working hours and whether or not on the Company’s premises or with the use of its equipment, whether alone or in conjunction with others, and whether or not at the request or suggestion of the Company or otherwise, shall be the sole and exclusive property of the Company to be used by Employee only in the performance of Employee’s duties for the Company.  Any copyrightable work relating to the Company’s business as now or as hereafter conducted, prepared in whole or in part by Employee hereafter will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall and does own all of the rights in the copyright therein. Employee agrees to assign and does hereby assign to the Company all right, title and interest in and to all the Intellectual Property created during the period of Employee’s employment or engagement by the Company.  Employee also assigns to the Company all causes of action for infringement of the Intellectual Property, including, without limitation, the right to institute, process, defend and settle any suit or other legal or administrative proceeding to enjoin infringement or misappropriation of the Intellectual Property, together with the sole right to any resulting recovery or damages, royalties, profits, legal fees and costs.  Employee shall not publish any information related to such Intellectual Property without the prior written consent (which consent shall be at the Company’s sole discretion) of the Company.

Q Holdings Employment & Proprietary Rights Agreement

(c)
Employee will make full and prompt disclosure to the Company of all such Intellectual Property created by Employee or under Employee’s direction or jointly with others during Employee’s employment or engagement by the Company, whether or not during normal working hours or on the premises of the Company or any subsidiary.

(d)
Employee agrees to cooperate fully with the Company, both during and after Employee’s employment or engagement with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to such Intellectual Property.  Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect the Company’s rights and interests in such Intellectual Property.  Company agrees to reimburse Employee for all out of pocket expenses reasonably incurred in performance of this covenant.

(e)
As requested by the Company from time to time and promptly upon the termination or cessation of Employee’s employment or engagement with the Company for any reason, Employee shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in the Company’s field of endeavor in Employee’s possession or within Employee’s control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic or electronic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

(f)
Provided that Employee is an employee of the Company, in Utah or in any other jurisdiction where the notice set forth in this Section 7(f) is required by law, Employee is hereby advised that subsections (a) through (e) of this Section 7 of this Agreement do not apply to any invention for which no property, equipment, facilities, supplies, resources, intellectual property or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless: (a) the invention relates (i) directly to the business of the Company or (ii) to the Company’s actual or demonstrably anticipated business, research, or development; or (b) the invention (i) results from any work, services, or duties performed by Employee for the Company or (ii) is within the scope of Employee’s employment.

Q Holdings Employment & Proprietary Rights Agreement

9.	Representations and Warranties. Employee represents and warrants to the Company that:

(a)	All prior confidentiality and non-compete agreements with former employers have been disclosed to the Company and the Employee is in full compliance with same.

(b)	All proprietary or confidential materials that are the property of a former employer have been returned to such former employer as required by such former employer.

(c)	Employment with the Company will not violate any prior agreements, including confidentiality or non-compete agreements, and will not result in misappropriation of another company’s trade secrets.

10.
Publications. Employee acknowledges that there is no right to publication within the Company’s field of endeavor, regardless of whether or not such publication relates to Company’s Confidential Information or Intellectual Property.  Employee agrees that any proposed publication, proposed presentation, or other public disclosure within the Company’s field of endeavor (“collectively referred to as Public Disclosure”) shall, at all times during Employee’s employment and for one-year period thereafter, be submitted to the appropriate individual in charge of intellectual property for the Company for approval prior to submittal outside the Company.  Company has the sole discretion on all issues regarding Public Disclosure, including but not limited to: whether publish; where to submit to Public Disclosure; the format and content of the Public Disclosure.  All drafts of a proposed Public Disclosure shall remain the property of Company and shall, at the time of leaving the employ of Company, be returned to Company in accordance with Section 11(a) of this Agreement.  For the purposes of the Agreement, Public Disclosures include any and all disclosures outside of the Company, including but not limited to disclosures at symposia, national, or regional professional meetings, in abstracts, journals, or otherwise, whether in printed or in electronic media.

Q Holdings Employment & Proprietary Rights Agreement

11.	Miscellaneous.

(a)
Returning Company Materials.  Employee agrees that, at the time of leaving the employ of the Company, Employee will promptly deliver to the Company (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all devices, laboratory notebooks, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, biological materials, equipment, draft publications, other documents of property, or reproductions of any aforementioned items developed by Employee pursuant to Employee’s employment with the Company or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of Employee’s employment, Employee agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

(b)
Notification of New Employer.  In the event that Employee leaves the employ of the Company, Employee hereby grants consent to notification by the Company to Employee’s new employer about Employee’s rights and obligations under this Agreement.

(c)
Not A Contract for Continued Employment.  Employee acknowledges that this Agreement is not intended to and does not constitute a contract of employment and should not be construed to grant Employee any right to continued work for the Company.

(d)
Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or had been contained herein only to the extent valid, legal or enforceable, as appropriate.  The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Sections 6, 7, and 8 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Sections 6, 7, and 8 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(e)
Waiver of Rights.  No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

Q Holdings Employment & Proprietary Rights Agreement

(f)
Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement; specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that breach by Employee of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Employee and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(g)	Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(h)
Successors and Assigns. This Agreement shall be binding upon Employee’s heirs, executors, administrators, and other legal representatives and shall be for the benefit of the Company, its successors, and its assigns.  Employee’s rights and obligations under this Agreement may not be assigned or delegated without the prior written consent of the Company.

(i)
Governing Law.  The law of the State of Utah shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

(j)	Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Employee.

(k)
Non-Violation of Prior Agreements.  Employee acknowledges that any misuse of a prior employer’s confidential information or trade secrets, or violation of a prior non-compete agreement, are specifically not authorized by Company and are outside the scope of Employee’s job responsibilities at the Company.

(l)
Complete Agreement.  This Agreement embodies the complete agreement and understanding with respect to the subject matters covered hereby among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral with respect to such subject matters.

Q Holdings Employment & Proprietary Rights Agreement

EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO ASK QUESTIONS AND/OR CONSULT HIS/HER INDEPENDENT COUNSEL, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

*           *           *           *           *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 13th day of October, 2011.

EMPLOYEE:

Signature:	/s/ STEVEN J. BORST

Print Name:	Steven J. Borst

Position:	CFO & VP of Corporate Development

COMPANY:

Signature:	/s/ DEBORAH EPPSTEIN

Print Name:	Deborah A. Eppstein

Position:	President & CEO

Q Holdings Employment & Proprietary Rights Agreement

EXHIBIT A

Q HOLDINGS, INC.  EMPLOYMENT & PROPRIETARY RIGHTS
AGREEMENT
Q:

1.
I have reviewed in full the Employment & Proprietary Rights Agreement and represent that the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Q Holdings, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company or Q Therapeutics, Inc., that I desire to remove from the operation of the Company’s Employment & Proprietary Rights Agreement.

___________        No relevant inventions or improvements related to the Q “Field of Endevour”.

___________        Listed below are my former inventions or improvements.

___________        Additional sheets attached.

2.	I propose to bring, or have brought, to the Company’s employment the following materials and documents of a former employer:

___________        No materials or documents.

___________        Listed below are the materials and documents of a former employer.

___________        Additional sheets attached.

Dated	Employee’s Signature

Employee’s name in print

Q Holdings Employment & Proprietary Rights Agreement

EXHIBIT B
Q HOLDINGS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information or copies of such information, or other documents or materials, equipment, or other property belonging to the Company, in whatever form.

I further certify that I have complied with and will continue to comply with all the terms of the Employment & Proprietary Rights Agreement which I signed, including the reporting of any Intellectual Property (as defined in that agreement) conceived or made by me that are covered by that Agreement.

I further agree that, in compliance with the Employment & Proprietary Rights Agreement, I will preserve as confidential and not use any Confidential Information, Intellectual Property, or other information that has or may reasonably be anticipated to have commercial value or other utility in the business in which the Company is engaged or may reasonably be expected to become engaged as of the date of signing of this Termination Certificate.  I will not participate in the unauthorized disclosure or use of information that could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

On termination of my employment with the Company I will be employed by ________________ in ________________ Division.

Dated	Employee’s Signature

Employee’s name in print